Exhibit 99

MK GOLD COMPANY

Eagle Gate Tower

60 East South Temple, Suite 1225

Salt Lake City, Utah, U.S.A., 84111

Phone: (801) 297-6900/Fax: (801) 297-6950

FOR IMMEDIATE RELEASE

MK GOLD COMPANY ANNOUNCES CHANGE OF CORPORATE NAME

Salt Lake City, Utah, June 9, 2004—MK Gold Company (OTCBB:MKAU) today announced that it has changed its corporate name to MK Resources Company. The name change reflects the fact that the Company’s principal asset is the Las Cruces project, a high-grade copper deposit located in Spain that is currently undergoing the final stages of pre-production permitting, land acquisition, financing and initial project development.

MK Resources is in the business of exploring for, acquiring, developing and mining mineral properties. The Company is incorporated in Delaware and its executive offices are located at 60 East South Temple, Suite 1225, Salt Lake City, Utah 84111.